     As filed with the Securities and Exchange Commission on August 8, 1995
                                                            Registration No. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ----------

                             FIRST BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                           41-0255900
  (State or other jurisdiction                               (I.R.S Employer
of incorporation or organization)                          Identification No.)

                                First Bank Place
                             601 Second Avenue South
                        Minneapolis, Minnesota 55402-4302
                                 (612) 973-1111
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

       Michael J. O'Rourke                                   Copy to:
     First Bank System, Inc.                               Lee R. Mitau
        First Bank Place                             Dorsey & Whitney P.L.L.P.
     601 Second Avenue South                          220 South Sixth Street
Minneapolis, Minnesota 55402-4302                  Minneapolis, Minnesota 55402
       (612) 973-1111                                     (612) 340-2780

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------

          Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                                   ----------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                                   ----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                   ----------

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ /  ___________

                                   ----------

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

                                   ----------

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   ----------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                       Proposed        Proposed
  Title of Each         Amount         Maximum         Maximum       Amount of
Class of Securities      to be     Offering Price     Aggregate    Registration
to be Registered      Registered      Per Share    Offering Price       Fee
-------------------------------------------------------------------------------
Common Stock
($1.25 par value)      41,000(1)      $40.50       $1660500.00     $572.59
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Represents the number of shares of Common Stock initially purchasable upon exercise of warrants. This registration statement also includes such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of warrants as a result of antidilution provisions contained therein.

                                -----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS
                  SUBJECT TO COMPLETION, DATED AUGUST 8, 1995

                             FIRST BANK SYSTEM, INC.
                                 ---------------

                                 41,000 SHARES
                                       OF
                                  COMMON STOCK
                                ($1.25 PAR VALUE)

                               -------------------


     This Prospectus relates to an aggregate of 41,000 shares (the "Shares") of common stock, par value $1.25 per share (the "Common Stock"), of First Bank System, Inc., a Delaware corporation (the "Company" or "FBS"), reserved for issuance upon exercise of warrants (the "Warrants") to be issued by the Company pursuant to the settlement of a class action lawsuit (the "Class Action") entitled PHILLIP DISMUKE, ET AL. V. EDINA REALTY, INC. filed in Minnesota State Court, Hennepin County, Court File No. 92-8716. Each Warrant entitles the holder thereof to purchase Shares at an exercise price of $40.50 per share, subject to certain adjustments, at any time, until the expiration of the Warrants at 5:00 p.m. New York time on May 17, 2005.

          Assuming the Warrants are exercised in full at their initial exercise price, the Company will receive proceeds in the amount of $1,660,500 before deducting estimated expenses of $67,000. See "Use of Proceeds." The Company will pay all expenses with respect to this offering.

     The Common Stock is traded on the New York Stock Exchange. On August 7, 1995, the closing price of the Common Stock on the New York Stock Exchange was $43.375 per share.

                                 ---------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS
             OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
             BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND
                        OR ANY OTHER GOVERNMENTAL AGENCY.

                                -----------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                The date of this Prospectus is ___________, 1995.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock of the Company is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; (c) the Company's Current Reports on Form 8-K filed March 3, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed March 7, 1995), filed April 13, 1995, filed April 25, 1995 and filed July 6, 1995; (d) the Company's Current Report on Form 8-K/A filed February 13, 1995 (constituting Amendment No. 4 to the Current Report on Form 8-K filed August 5, 1994); and (e) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990, and as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (excluding exhibits unless specifically incorporated therein). Requests for such copies should be directed to

Karin E. Glasgow, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number (612) 973-1111.

                             FIRST BANK SYSTEM, INC.

GENERAL

     The Company is a regional bank holding company headquartered in Minneapolis, Minnesota. The Company is comprised of eight banks, a savings association and other financial companies with 349 offices primarily in the 11 states of Minnesota, Colorado, North Dakota, South Dakota, Montana, Illinois, Wisconsin, Iowa, Kansas, Nebraska and Wyoming. Through its subsidiaries, the Company provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing, mortgage banking and brokerage services. At June 30, 1995, the Company and its consolidated subsidiaries had consolidated assets of $33.5 billion, consolidated deposits of $22.8 billion and shareholders' equity of $2.8 billion.

     The subsidiary banks of the Company engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $15.4 billion at June 30, 1995.

     The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. Certain restrictions exist regarding the extent to which bank and thrift subsidiaries may transfer funds to the Company in the form of dividends, loans or advances. Federal law prevents the Company and its nonbank subsidiaries from borrowing from bank and thrift subsidiaries unless the loans are secured by various types of collateral. Further, these secured loans that may be made by bank and thrift subsidiaries to the Company or any individual affiliate are generally limited to 10 percent of the bank's or thrift's equity and 20 percent of the bank's or thrift's equity for loans to all affiliates and the Company in the aggregate. In addition, payment of dividends to the Company by its subsidiary banks and thrift is subject to review by regulatory agencies and is subject to various statutory limitations and in certain circumstances requires approval by regulatory agencies.

     The Company was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning the Company, see the Company documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS

     The Company reported second quarter 1995 earnings of $137.9 million, an increase of $20.8 million, or 17.8 percent, from the second quarter of 1994. On a per share basis, earnings increased 20.5 percent to $1.00, compared with $.83 for the year-earlier quarter. The Company's first half 1995 earnings were $271.7 million, or $1.97 per share, compared with $227.8 million, or $1.63 per share, in the first half of 1994.

     Return on average assets and return on average common equity in the second quarter of 1995 were 1.68 percent and 20.4 percent, respectively, compared with
1.38 percent and 17.6 percent in the second quarter of 1994. The net interest margin on a taxable-equivalent basis increased 25 basis points from the second quarter of 1994, to 4.93 percent. The efficiency ratio, the ratio of expenses to revenues, continued to improve, to 54.9 percent from 58.8 percent for the second quarter of 1994.

     Stronger second quarter net income reflected increased fee revenue, led by credit card fees, and effective expense control. Noninterest income increased $23.9 million, or 14.4 percent, to $189.7 million while noninterest expense decreased $4.8 million, or 1.6 percent, to $303.2 million as compared with the second quarter of 1994. An increase of $5.2 million, or 1.5 percent, to $363.0 million in net interest income on a taxable-equivalent basis also contributed to the improved results for the second quarter of 1995. Net interest income was slightly higher than the same period last year, primarily because the impact of increased average loan yields and balances offset the effects of lower total earning assets and higher rates paid on deposits and borrowings. The provision for credit losses increased $1.0 million, or 3.8 percent, from the level of second quarter 1994.

     Nonperforming assets declined $57.6 million, or 24.8 percent, from December 31, 1994, to $174.7 million at June 30, 1995. The ratio of the allowance for credit losses to nonperforming loans at quarter-end was 388 percent compared with 283 percent at the end of 1994.

     On August 7, 1995, the Company announced that it had signed a purchase agreement to acquire FirsTier Financial, Inc. ("FirsTier"), a regional financial services holding company based in Omaha, Nebraska. As of June 30, 1995, FirsTier had approximately $3.6 billion in assets, $2.8 billion in deposits and operated 673 offices in Nebraska and Iowa. Subject to the completion of due diligence and shareholder and regulatory approvals, the Company will exchange .8829 shares of the Company's common stock for each common share of FirsTier, resulting in a per share price of $38. The aggregate purchase price for the transaction is approximately $700 million. The transaction, which will be accounted for as a purchase, is expected to close in the first quarter of 1996.

     On June 26, 1995, the Company announced that it had signed agreements to acquire two commercial banks, First Bank of Omaha and Southwest Bank, both of Omaha, Nebraska. Together, the two banks have total assets of $422 million and 12 branches in Omaha. The transactions are expected to close in the fourth quarter of 1995.


                                 USE OF PROCEEDS

     Assuming that all of the Warrants are exercised in full at their initial exercise price, the Company will receive proceeds of approximately $1,660,500, before deducting expenses payable by the Company estimated at $67,000. Any proceeds to the Company from the sale of any Shares upon exercise of the Warrants will be used for working capital and other general corporate purposes.


                           DESCRIPTION OF WARRANTS AND
                              PLAN OF DISTRIBUTION

     On January 24, 1995, the Company completed its merger with Metropolitan Financial Corporation ("MFC"), a publicly held regional financial services holding company headquartered in Minneapolis, Minnesota (the "Merger"). Prior to the Merger, Edina Realty, Inc. ("Edina"), a wholly owned subsidiary of MFC, agreed to settle the Class Action, and Edina and MFC executed an Amended Settlement Agreement dated as of February 8, 1994, which, among other things, provided for the distribution to class members of warrants to purchase stock of MFC. On July 21, 1994, the Company signed a definitive agreement to acquire MFC. On October 12, 1994, Edina and MFC executed an Addendum to the February 8, 1994, Amended Settlement Agreement, which provided for the issuance of warrants to purchase shares of common stock of the Company instead of warrants to purchase shares of common stock of MFC subject to the completion of the Merger.

     The Company has issued the Warrants as part of the Class Action settlement. The Shares offered hereby are being offered by the Company to holders of Warrants. The Company will reserve 50,000 shares of Common Stock for issuance upon exercise of the Warrants.

     The Warrants were issued in fully registered, certificated form ("Warrant Certificates") under the provisions of a Warrant Agreement dated as of __________, 1995 (the "Warrant Agreement"), between the Company and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent").

     Each Warrant entitles the registered holder thereof (the "Warrantholder") to purchase one share of Common Stock until May 17, 2005. A Warrantholder may exercise a Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth thereon properly completed and executed, together with payment of the exercise price at the office or agency maintained by the Company for that purpose (initially the corporate trust office of the Warrant Agent but is subject to change by the Company). Payment of the aggregate Exercise Price shall be made by certified or official bank check. The Warrant Agent will return a certificate evidencing the number of Shares issued upon exercise of the Warrant, together with a new Warrant Certificate if less than all of the Shares covered by the Warrant Certificate are being purchased. The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price may, subject to certain conditions, be adjusted.
When delivered, Shares shall be fully paid and nonassessable.

     The Company shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence fractional Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants or fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Warrant or a full Share, as the case may be.

     The outline above is subject to the provisions of the Warrants and the Warrant Agreement. Copies of the form of Warrant Certificate and the Warrant Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part and reference is made to such exhibits for a detailed description of the provisions thereof summarized above.


                                     EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1994, appearing in the Company's Current Report on Form 8-K filed March 3, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney P.L.L.P., 220 South Sixth Street, Minneapolis, Minnesota 55402. The Dorsey & Whitney P.L.L.P. firm and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

                                    PART II.


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC Registration Fee . . . . . . . .     $    573
        Listing Fees . . . . . . . . . . . .       14,750
        Accounting Fees and Expenses . . . .        3,000
        Legal Fees and Expenses. . . . . . .       30,000
        Printing . . . . . . . . . . . . . .       15,000
        Miscellaneous. . . . . . . . . . . .        3,677
                                                   ------
                Total. . . . . . . . . . . .      $67,000
                                                   ------
                                                   ------

        All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Delaware law, the directors and officers of First Bank System, Inc. (the "Company") are entitled, under certain circumstances, to be indemnified by the Company against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

        Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

        The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified substantially to the same extent as permitted by Delaware Law.

        The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 16.  LIST OF EXHIBITS

      4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

      4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A/A-2, dated October 6, 1994, File No. 1-6880).

      4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit
            4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

      4.5 Certificate of Designation for First Bank System, Inc. Series A Junior Participating Preferred Stock, as amended. (Incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880.)

      4.6 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880).

      4.7 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York) (incorporated by reference to
            Exhibit 1 to the Company's Current Report on Form 8-K filed January 5, 1989, File No. 1-6880).

      4.8 Amendment No. 1, dated as of May 30, 1990, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880).

      4.9 Amendment No. 2, dated as of February 17, 1993, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880).

      4.10 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.11 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.12 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.13 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.14  Form of Periodic Stock Purchase Right. (Incorporated by reference to
            Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.15  Form of Risk Event Warrant. (Incorporated by reference to
            Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.16 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.17 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      4.18 Warrant Agreement, dated as of ___________, 1995, between the Company and First Chicago Trust Company of New York as Warrant Agent.

      4.19  Form of Warrant Certificate.

       5    Opinion of Dorsey & Whitney P.L.L.P. regarding legality.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5 to this Registration Statement).

      24    Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 320% change in the "maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 8, 1995.

                              FIRST BANK SYSTEM, INC.



                              By /s/ John F. Grundhofer
                                 ----------------------------------------------
                                            John F. Grundhofer
                                Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE AND TITLE                                  DATE


            /s/ John F. Grundhofer
_____________________________________________               August 8, 1995
             John F. Grundhofer,
Chairman, President, Chief Executive Officer
 and Director (principal executive officer)

             /s/ Richard A. Zona
_____________________________________________               August 8, 1995
              Richard A. Zona,
      Vice Chairman and Chief Financial
    Officer (principal financial officer)

            /s/ David J. Parrin
_____________________________________________               August 8, 1995
              David J. Parrin,
    Senior Vice President and Controller
       (principal accounting officer)


____________________________________________                August __, 1995
           Roger L. Hale, Director

                      *
____________________________________________                August 8, 1995
        Delbert W. Johnson, Director

                      *
____________________________________________                August 8, 1995
          John H. Kareken, Director

                      *
____________________________________________                August 8, 1995
        Richard L. Knowlton, Director


____________________________________________                August __, 1995
          Jerry W. Levin, Director

                      *
____________________________________________                August 8, 1995
         Kenneth A. Macke, Director

                      *
____________________________________________                August 8, 1995
         Marilyn C. Nelson, Director

                      *
____________________________________________                August 8, 1995
        Edward J. Phillips, Director

                      *
____________________________________________                August 8, 1995
          James J. Renier, Director

                      *
____________________________________________                August 8, 1995
         S. Walter Richey, Director

                      *
____________________________________________                August 8, 1995
        Richard L. Robinson, Director

                      *
____________________________________________                August 8, 1995
         Richard L. Schall, Director

                      *
____________________________________________                August 8, 1995
         Lyle E. Schroeder, Director


* By  /s/ David J. Parrin
    _______________________________________
               David J. Parrin
       Pro se and as Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
Number   Description of Exhibit                          Form of Filing
-------  ----------------------                          --------------
  4.18   Warrant Agreement, dated as of __________,
         1995, between the Company and First Chicago
         Trust Company of New York as Warrant Agent.   To Be Filed by Amendment

  4.19   Form of Warrant Certificate . . . . . . . .   To Be Filed by Amendment

  5.     Opinion of Dorsey & Whitney P.L.L.P.
         regarding legality. . . . . . . . . . . . .   To Be Filed by Amendment

 23.1    Consent of Ernst & Young LLP. . . . . . . .   Electronic Transmission

 23.2    Consent of Dorsey & Whitney P.L.L.P.
         (included in Exhibit 5 to this Registration
         Statement). . . . . . . . . . . . . . . . .   To Be Filed by Amendment

 24.     Powers of Attorney. . . . . . . . . . . . .   Electronic Transmission